                        EXHIBIT 23.2

                INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74065 of Mail-Well, Inc. on Form S-3 of our report dated January 28, 1999 appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.





/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 26, 1999